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              CONSENT OF FORTNER, BAYENS, LEVKULICH AND CO., P.C.

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the use of our report, dated February 8, 2001, on our audits of the consolidated financial statements of Front Range Capital Corporation (the "Company") appearing on page F-2 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.







                                      /s/ Fortner, Bayens, Levkulich & Co., P.C.


Denver, Colorado
March 28, 2001